Exhibit 21
JACOBS SOLUTIONS INC.

LIST OF SUBSIDIARIES

    The following table sets forth all subsidiaries of the Company but may not include those subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary.

Jacobs Engineering Group Inc., a corporation of Delaware…………………………………...	100.00%
Jacobs Government Services Company, a corporation of California	100.00%
Blacklynx, Inc., a corporation of Delaware…………………………………………………..	100.00%
Knack Works, Inc., a corporation of Virginia………………………………………………	100.00%
Mainstem LLC, a limited liability company of Maryland…………………………………	100.00%
Jacobs Engineering Inc., a corporation of Delaware	100.00%
Jacobs Engineering and Construction (Thailand) Limited, a corporation of Thailand….	99.98%
Jacobs Group Investments Australia s Pty Ltd., a corporation of Australia……………..	100.00%
Jacobs Australia Holdings Company Pty Ltd., a corporation of Australia	100.00%
Sinclair Knight Merz Management Pty Ltd., a corporation of Australia	100.00%
Jacobs Group Australia Holdings Ltd., a corporation of Australia	100.00%
Jacobs Group (Australia) Pty Ltd., a corporation of Australia	100.00%
Aquenta Consulting Pty Ltd., a corporation of Australia………………..	100.00%
Jacobs E&C Australia Pty Ltd., a corporation of Australia	100.00%
Jacobs Project Management Australia Pty Ltd., a corporation of Australia	100.00%
Jacobs Architecture (Australia) Pty Ltd., a corporation of Australia	100.00%
Jacobs (Thailand) Co., Ltd., a corporation of Thailand	49.00%
Jacobs Projects (Philippines) Inc., a corporation of the Philippines	100.00%
Sinclair Knight Merz (Ireland) Ltd., a corporation of the Republic of Ireland..	100.00%
Jacobs (NZ) Holdings Limited, a corporation of New Zealand	100.00%
Jacobs New Zealand Limited, a corporation of New Zealand………..	100.00%
PT Jacobs Group Indonesia, a corporation of Indonesia	99.50%
Sinclair Knight Merz (Kenya) Limited, a corporation of Kenya……….	100.00%
Sinclair Knight Merz International Holdings LLC, a limited liability company of Delaware…………………………………………………………………………	100.00%
Jacobs Engineering Group Malaysia Sdn Bhd, a corporation of Malaysia…	100.00%
Perunding Mahir Bersatu Sdn Bhd, a corporation of Malaysia… ..	100.00%
Jacobs Engineering Services Sdn Bhd, a corporation of Malaysia…	100.00%
Jacobs Consulting Services Sdn Bhd, a corporation of Malaysia…	100.00%
Sinclair Knight Merz (Hong Kong) Limited, a corporation of Hong Kong ….	100.00%
Sinclair Knight Merz International (Hong Kong) Ltd, a corporation of Hong Kong	100.00%
Jacobs Korea Limited, a Republic of Korea corporation…………………………………	100.00%
CODE International Assurance Ltd., a corporation of Nevada	100.00%
CODE II International Assurance Ltd., a corporation of Vermont………………………..	100.00%
Jacobs NL Holdings B.V., a corporation of the Netherlands……………………………..	100.00%
Jacobs Europe Holdco Limited, a corporation of England and Wales	100.00%
Jacobs Belgium SRL, a corporation of Belgium…………..……………………..	100.00%
Jacobs NL B.V., a corporation of the Netherlands………………………………	100.00%

Jacobs Solutions Hellas S.A., a Societas Europaea of Greece…………..	100.00%
Jacobs Services Suomi Oy, a limited liability company of Finland…………….	100.00%
Jacobs Danmark ApS, a Denmark corporation…………………………………..	100.00%
Jacobs UK Holdings Limited, a corporation of England and Wales	100.00%
Jacobs Switzerland GmbH, a corporation of Switzerland	100.00%
Jacobs U.K. Limited, a corporation of England and Wales	100.00%
Jacobs Solutions India Private Ltd., a corporation of India	100.00%
Jacobs GMBH, a corporation of Germany………………………….	100.00%
Jacobs One Limited, a corporation of Scotland	100.00%
Jacobs China Limited, a Hong Kong corporation	100.00%
BEAR Scotland Limited, a corporation of Scotland	25.00%
Growing Concern Scotland Limited, a corporation of England and Wales………………………………………………	100.00%
Ringway Jacobs Limited, a corporation of England and Wales	50.00%
JacobsGIBB Limited, a corporation of England and Wales	100.00%
Jacobs Engineering Ireland Limited, a corporation of the Republic of Ireland	100.00%
Jacobs Italia, SpA, a corporation of Italy	100.00%
Jacobs International Limited, a corporation of the Republic of Ireland	100.00%
Jacobs Brazil Limited Inc. a corporation of Texas	100.00%
JEG Acquisition Company Limited, a corporation of England and Wales	100.00%
Defence Contractor Management and Operations Limited, a corporation of England and Wales…………………………….	24.50%
Jacobs Puerto Rico Inc., a corporation of Puerto Rico	100.00%
Jacobs Holdings Singapore Pte. Limited, a corporation of Singapore	100.00%
Jacobs International Consultants Pte. Ltd. a corporation of Singapore…………….	100.00%
Jacobs Canada Holding Company, a corporation of California………………………….	100.00%
Jacobs Consultancy Canada Inc., a corporation of Canada…………………………	100.00%
Jacobs Advisers, Inc., a corporation of California	100.00%
Jacobs Civil Consultants Inc., a corporation of New York	100.00%
Jacobs Engineering New York Inc., a corporation of New York	100.00%
Iffland Kavanagh Waterbury, P.L.L.C., a limited liability company of New York	100.00%
Jacobs Project Management Co., a corporation Delaware	100.00%
JE Associates, Inc., a corporation of Missouri	100.00%
LeighFisher Inc., a corporation of Delaware	100.00%
LeighFisher Canada Inc., a corporation of Canada	100.00%
LeighFisher Ltd., a corporation of England and Wales	100.00%
KlingStubbins Inc., a corporation of Delaware	100.00%
Sverdrup Asia Limited, a corporation of India	100.00%
Streetlight Data, Inc., a corporation of Delaware………………………………………………..	100.00%
CH2M HILL Companies, Ltd., a corporation of Delaware	100.00%
CH2M HILL, Inc., a corporation of Florida	100.00%
Halcrow, Inc., a corporation of Delaware….……………………………………	100.00%
CH2M HILL Constructors, Inc., a corporation of Delaware…………………………………	100.00%
CH2M Facility Support Services, LLC, a limited liability company of Delaware…	100.00%
CH2M HILL International, Ltd., a corporation of Delaware	100.00%
CH2M HILL (India) Private Limited, a corporation of India..……………………	90.00%

Exhibit 21

CH2M HILL International Engineering, Inc., a corporation of Delaware……..	100.00%
CH2M HILL One Limited, a corporation of England and Wales....…………….	100.00%
CH2M HILL Holdings Limited, a corporation of England and Wales…..……….	100.00%
CH2M HILL Europe Limited, a corporation of England and Wales…..…...	100.00%
Halcrow Group Limited, a corporation of England and Wales………..……………………………………………….…..	100.00%
Halcrow Consulting Limited, a corporation of England and Wales…….……………………………………………………	100.00%
Halcrow International Limited, a corporation of England and Wales……..………………………………………………….	100.00%
Halcrow Consulting India Pvt Limited, a corporation of India….	62.94%
CH2M HILL Netherlands Holding B.V., a corporation of the Netherlands……………………………………………………………..	100.00%
CH2M HILL Canada Limited, a corporation of Canada……………	100.00%
CH2M HILL International B.V., a corporation of the Netherlands..	100.00%
CH2M HILL Arabia Co. Ltd., a limited liability company of Saudi Arabia……………………………………………………………..	90.00%
CH2M Saudi Limited, a limited liability company of Saudi Arabia……………………………………………………………	75.00%
CH2M HILL Singapore Pte. Ltd., a corporation of Singapore……………	100.00%
CH2M HILL United Kingdom, a corporation of England and Wales..…….	100.00%
Jacobs Sverige Aktiebolag, a corporation of Sweden………………	100.00%
CH2M Polska Services sp. z o.o., a corporation of Poland………………	99.00%
CH2M HILL International Services, Inc., a corporation of Oregon…………………….	100.00%
Operations Management International, Inc., a corporation of California………….....…	100.00%
CH2M HILL Global, Inc., a corporation of Delaware	100.00%
CH2M HILL Engineers, Inc., a corporation of Delaware	100.00%
Jacobs Solutions Puerto Rico, Inc., a corporation of Delaware……………….	100.00%
CH2M HILL Constructors International, Inc., a corporation of Delaware……………….	100.00%
PA Consulting Group Limited, a corporation of England and Wales……………………………	65.00%